EXHIBIT 4.2

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

9.34% SERIES B SENIOR SECURED NOTE DUE 2012

No. RB-

Original Principal Amount:	$___________

Original Issue Date:	August 15, 2007

Interest Rate:	9.34% per annum

Interest Payment Dates:	November 15, February 15, May 15 and August 15 of each year commencing on November 15, 2007

Final Maturity Date:	August 15, 2012

Principal Prepayment Dates and Amounts:	Entire outstanding balance due on the Final Maturity Date

PPN: 86186@ AA1

FOR VALUE RECEIVED, the undersigned, STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), and each of the other undersigned, each a corporation, limited liability company or a limited partnership, as the case may be (collectively with the Company, the “Issuers”), hereby jointly and severally promise to pay to ___________, or registered assigns, the principal sum of _______________ DOLLARS ($_____________) on the Final Maturity Date specified above in an amount equal to the unpaid balance hereof, with interest (computed on the basis of a 360-day year, 30-day month) (a) subject to clause (b), on the unpaid balance of the principal thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (but only upon the request of the Required Holders), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) on the unpaid balance of the principal, on any overdue payment of interest, and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 11.34% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “prime” or “base” rate.

Payments of principal, interest hereon and any Make-Whole Amount payable with respect to this Note are to be made at the main office of Citibank, N.A. in New York, New York or such other office or agency in New York, New York as designated by the Company.

This Note is one of the Series B Notes (herein called the “Note”) issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of August, 15, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuers and the institutional investors listed in Schedule A thereto, and is entitled to the benefits thereof. As provided in the Note Purchase Agreement, this Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Security Documents. Reference is made to the Security Documents for the terms and conditions governing the Collateral for the obligations of the Issuers hereunder.

Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by the General Partner and Parent in accordance with the terms of the General Partner/Parent Guarantee.

This Note is a registered Note and, as provided in and subject to the terms of the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Notwithstanding anything set forth in this Note each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and any Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

[Remainder of page left intentionally blank. Signature page follows.]

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:	Paul Waimberg
Title:	Vice President of Finance

Alleghany Memorial Park LLC
Alleghany Memorial Park Subsidiary, Inc.
Altavista Memorial Park LLC
Altavista Memorial Park Subsidiary, Inc.
Arlington Development Company
Augusta Memorial Park Perpetual Care Company
Bedford County Memorial Park LLC
Bedford County Memorial Park Subsidiary LLC
Bethel Cemetery Association
Beth Israel Cemetery Association of Woodbridge, New Jersey
Birchlawn Burial Park LLC
Birchlawn Burial Park Subsidiary, Inc.
Blue Ridge Memorial Gardens LLC
Blue Ridge Memorial Gardens Subsidiary LLC
Butler County Memorial Park LLC
Butler County Memorial Park Subsidiary, Inc.
Cedar Hill Funeral Home, Inc.
Cemetery Investments LLC
Cemetery Investments Subsidiary, Inc.
Cemetery Management Services, L.L.C.
Cemetery Management Services of Mid-Atlantic States, L.L.C.
Cemetery Management Services of Ohio, L.L.C.
Cemetery Management Services of Pennsylvania, L.L.C.
Chartiers Cemetery LLC
Chartiers Cemetery Subsidiary LLC
Clover Leaf Park Cemetery Association
CMS West LLC
CMS West Subsidiary LLC
Columbia Memorial Park LLC
Columbia Memorial Park Subsidiary, Inc.
The Coraopolis Cemetery LLC
The Coraopolis Cemetery Subsidiary LLC
Cornerstone Family Insurance Services, Inc.
Cornerstone Family Services of New Jersey, Inc.
Cornerstone Family Services of West Virginia LLC
Cornerstone Family Services of West Virginia Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

Cornerstone Funeral and Cremation Services LLC
Covenant Acquisition LLC
Covenant Acquisition Subsidiary, Inc.
Crown Hill Cemetery Association
Eloise B. Kyper Funeral Home, Inc.
Glen Haven Memorial Park LLC
Glen Haven Memorial Park Subsidiary, Inc.
Green Lawn Memorial Park LLC
Green Lawn Memorial Park Subsidiary LLC
Henlopen Memorial Park LLC
Henlopen Memorial Park Subsidiary, Inc.
Henry Memorial Park LLC
Henry Memorial Park Subsidiary, Inc.
J.V. Walker LLC
J.V. Walker Subsidiary LLC
Juniata Memorial Park LLC
Juniata Memorial Park Subsidiary LLC
KIRIS LLC
KIRIS Subsidiary, Inc.
Lakewood/Hamilton Cemetery LLC
Lakewood/Hamilton Cemetery Subsidiary, Inc.
Lakewood Memory Gardens South LLC
Lakewood Memory Gardens South Subsidiary, Inc.
Laurel Hill Memorial Park LLC
Laurel Hill Memorial Park Subsidiary, Inc.
Laurelwood Cemetery LLC
Laurelwood Cemetery Subsidiary LLC
Laurelwood Holding Company
Legacy Estates, Inc.
Locustwood Cemetery Association
Loewen [Virginia] LLC
Loewen [Virginia] Subsidiary, Inc.
Lorraine Park Cemetery LLC
Lorraine Park Cemetery Subsidiary, Inc.
Melrose Land LLC
Melrose Land Subsidiary LLC
Modern Park Development LLC
Modern Park Development Subsidiary, Inc.
Morris Cemetery Perpetual Care Company
Mount Lebanon Cemetery LLC
Mount Lebanon Cemetery Subsidiary LLC
Mt. Airy Cemetery LLC
Mt. Airy Cemetery Subsidiary LLC
Oak Hill Cemetery LLC
Oak Hill Cemetery Subsidiary, Inc.
Osiris Holding Finance Company
Osiris Holding of Maryland LLC
Osiris Holding of Maryland Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

Osiris Holding of Pennsylvania LLC
Osiris Holding of Pennsylvania Subsidiary LLC
Osiris Holding of Rhode Island LLC
Osiris Holding of Rhode Island Subsidiary, Inc.
Osiris Management, Inc.
Osiris Telemarketing Corp.
Perpetual Gardens.Com, Inc.
The Prospect Cemetery LLC
The Prospect Cemetery Subsidiary LLC
Prospect Hill Cemetery LLC
Prospect Hill Cemetery Subsidiary LLC
PVD Acquisitions LLC
PVD Acquisitions Subsidiary, Inc.
Riverside Cemetery LLC
Riverside Cemetery Subsidiary LLC
Riverview Memorial Gardens LLC
Riverview Memorial Gardens Subsidiary LLC
Rockbridge Memorial Gardens LLC
Rockbridge Memorial Gardens Subsidiary Company
Rolling Green Memorial Park LLC
Rolling Green Memorial Park Subsidiary LLC
Rose Lawn Cemeteries LLC
Rose Lawn Cemeteries Subsidiary, Incorporated
Roselawn Development LLC
Roselawn Development Subsidiary Corporation
Russell Memorial Cemetery LLC
Russell Memorial Cemetery Subsidiary, Inc.
Shenandoah Memorial Park LLC
Shenandoah Memorial Park Subsidiary, Inc.
Southern Memorial Sales LLC
Southern Memorial Sales Subsidiary, Inc.
Springhill Memory Gardens LLC
Springhill Memory Gardens Subsidiary, Inc.
Star City Memorial Sales LLC
Star City Memorial Sales Subsidiary, Inc.
Stephen R. Haky Funeral Home, Inc.
Stitham LLC
Stitham Subsidiary, Incorporated
StoneMor Alabama LLC
StoneMor Alabama Subsidiary, Inc.
StoneMor Colorado LLC
StoneMor Colorado Subsidiary LLC
StoneMor Georgia LLC
StoneMor Georgia Subsidiary, Inc.
StoneMor Illinois LLC
StoneMor Illinois Subsidiary LLC
StoneMor Indiana LLC
StoneMor Indiana Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

StoneMor Kansas LLC
StoneMor Kansas Subsidiary LLC
StoneMor Kentucky LLC
StoneMor Kentucky Subsidiary LLC
StoneMor Michigan LLC
StoneMor Michigan Subsidiary LLC
StoneMor Missouri LLC
StoneMor Missouri Subsidiary LLC
StoneMor North Carolina LLC
StoneMor North Carolina Funeral Services, Inc.
StoneMor North Carolina Subsidiary LLC
StoneMor Oregon LLC
StoneMor Oregon Subsidiary LLC
StoneMor Pennsylvania LLC
StoneMor Pennsylvania Subsidiary LLC
StoneMor Washington, Inc.
StoneMor Washington Subsidiary LLC
Sunset Memorial Gardens LLC
Sunset Memorial Gardens Subsidiary, Inc.
Sunset Memorial Park LLC
Sunset Memorial Park Subsidiary, Inc.
Temple Hill LLC
Temple Hill Subsidiary Corporation
Tioga County Memorial Gardens LLC
Tioga County Memorial Gardens Subsidiary LLC
Tri-County Memorial Gardens LLC
Tri-County Memorial Gardens Subsidiary LLC
Twin Hills Memorial Park and Mausoleum LLC
Twin Hills Memorial Park and Mausoleum Subsidiary LLC
The Valhalla Cemetery Company LLC
The Valhalla Cemetery Subsidiary Corporation
Virginia Memorial Service LLC
Virginia Memorial Service Subsidiary Corporation
WNCI LLC
W N C Subsidiary, Inc.
Westminster Cemetery LLC
Westminster Cemetery Subsidiary LLC
Wicomico Memorial Parks LLC
Wicomico Memorial Parks Subsidiary, Inc.
Willowbrook Management Corp.
Woodlawn Memorial Gardens LLC
Woodlawn Memorial Gardens Subsidiary LLC
Woodlawn Memorial Park LLC
Woodlawn Memorial Park Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers